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                                                                                                       EXHIBIT 12


                                                       MERRILL LYNCH PREFERRED CAPITAL TRUST I
                                                       MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                                        COMPUTATION OF RATIOS OF EARNINGS TO
                                             COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)


                                        FOR THE THREE MONTHS ENDED                  FOR THE THREE MONTHS ENDED
                                              JUNE 25, 1999                               JUNE 26, 1998
                                    ----------------------------------         ----------------------------------
                                    MERRILL LYNCH       MERRILL LYNCH           MERRILL LYNCH      MERRILL LYNCH
                                      PREFERRED           PREFERRED                PREFERRED         PREFERRED
                                    CAPITAL TRUST I    FUNDING I, L.P.         CAPITAL TRUST I    FUNDING I, L.P.
                                    ---------------    ---------------         ---------------    ---------------

EARNINGS                               $   5,493          $   6,435                $   5,493          $   6,450
                                       =========          =========                =========          =========

FIXED CHARGES                          $    -             $    -                   $    -             $    -

PREFERRED SECURITIES
 DISTRIBUTION REQUIREMENTS                 5,328              5,493                    5,328              5,493
                                       ---------          ---------                ---------          ---------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS   $   5,328          $   5,493                $   5,328          $   5,493
                                       =========          =========                =========          =========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                  1.03               1.17                     1.03               1.17




                                         FOR THE SIX MONTHS ENDED                    FOR THE SIX MONTHS ENDED
                                              JUNE 25, 1999                               JUNE 26, 1998
                                    ----------------------------------          ----------------------------------
                                    MERRILL LYNCH       MERRILL LYNCH           MERRILL LYNCH      MERRILL LYNCH
                                      PREFERRED           PREFERRED               PREFERRED         PREFERRED
                                    CAPITAL TRUST I    FUNDING I, L.P.          CAPITAL TRUST I    FUNDING I, L.P.
                                    ---------------    ---------------          ---------------    ---------------

EARNINGS                               $  10,986          $  12,868                $  10,986          $  12,892
                                       =========          =========                =========          =========

FIXED CHARGES                          $    -             $    -                   $    -             $    -

PREFERRED SECURITIES DISTRIBUTION
  REQUIREMENTS                            10,656             10,986                   10,656             10,986
                                       ---------          ---------                ---------          ---------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS   $  10,656          $  10,986                $  10,656          $  10,986
                                       =========          =========                =========          =========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                  1.03               1.17                     1.03               1.17


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